                                                                    EXHIBIT 99
ClinTrials Research Inc.
Schedule VIII - Valuation and Qualifying Accounts
FYE 12/31/96



Col A.                                   Col. B                   Col C.                          Col. D.            Col. E
--------------------------------------------------------------------------------------------------------------------------------
                                                                 Additions
                                                       -----------------------------------
                                       Balance at                           Charged to
                                       Beginning         Charged to       Other Accounts -      Deductions -       Balance at
           Description                  Balance        Cost & Expense        Describe             Describe        End of Period
--------------------------------------------------------------------------------------------------------------------------------
Year Ended December 31, 1996:
 Deducted from asset accounts
  Allowance for Doubtful Accounts       315,445           458,994                     0           105,222          (1  669,217

                                        ----------------------------------------------------------------------------------------
  Total                                 315,445           458,994                     0           105,222              669,217
                                        ========================================================================================


Year Ended December 31, 1995:
 Deducted from asset accounts
  Allowance for Doubtful Accounts       312,623            65,110                     0            62,288          (1  315,445

                                        ----------------------------------------------------------------------------------------
  Total                                 312,623            65,110                     0            62,288              315,445
                                        ========================================================================================


Year Ended December 31, 1994:
 Deducted from asset accounts
  Allowance for Doubtful Accounts       311,788           222,028                     0           221,193          (1   312,623

                                        ----------------------------------------------------------------------------------------
  Total                                 311,788           222,028                     0           221,193               312,623
                                        ========================================================================================


1) - Uncollectible accounts written off